Exhibit 10.1
G1 THERAPEUTICS, INC.

FIRST AMENDMENT TO
SENIOR ADVISOR AGREEMENT
This First Amendment to the Senior Advisor Agreement (the “First Amendment”) is deemed effective as of September 20, 2023 (the “Effective Date”), by and between G1 Therapeutics, Inc., a Delaware corporation (the “Company”), and Mark A. Velleca, M.D., Ph.D. (the “Advisor”). All capitalized terms used in this First Amendment but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).
WHEREAS, the Company and the Advisor entered into that certain Senior Advisor Agreement dated as of September 29, 2020 (the “Agreement”).
WHEREAS, the Company and the Advisor now desire to amend the Agreement pursuant to the terms therein as set forth below.
NOW, THEREFORE, for good and valuable consideration, including the continued provision of service obligations by the Advisor, the receipt and sufficiency of which is hereby acknowledged by the parties, the Company and the Advisor agree as follows:
1.Amended Terms.

a.Section 1 of the Agreement is hereby amended and restated in its entirety as follows:
“1. Senior Advisor. You shall perform services as a Senior Advisor for a period of four (4) years, from January 1, 2021 (the “Advisor Start Date”) through December 31, 2024 (the “Senior Advisor Term”). As a Senior Advisor, you shall report to the Company’s Chief Executive Officer (“CEO”), and provide advice and assistance to the CEO and other services as reasonably requested by the CEO and agreed to by you; provided that such advice and assistance shall not materially interfere with the Senior Advisor’s other day to day employment responsibilities. For the period from January 1, 2021 through December 31, 2023, the Company shall pay you a fee of $200,000.00 annually for your services (the “Senior Advisor Fee”), paid in equal quarterly installments of $50,000.00 in accordance with the Company’s normal practices. For the period from January 1, 2024 through December 31, 2024, you shall receive no cash consideration for your service obligations, however any options to purchase common stock of the Company shall be allowed to continue to vest in accordance with their terms during this period. In addition, the Company shall reimburse you for business related expenses incurred as a Senior Advisor, pursuant to the terms and conditions of applicable Company policies. You may terminate your services as a Senior Advisor upon thirty (30) days’ advance written notice to the Company, or immediately for cause in the event of the material breach by the Company of its obligations hereunder or under any other agreement between you and the Company.  The Company may terminate your services as a Senior Advisor immediately for cause in the event of your gross negligence, willful misconduct, or material breach of your obligations hereunder, provided that you shall have the opportunity to cure any alleged material breach following notice to you describing the basis therefor.”
b.Section 2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.    Director.    You and the Company agree that you shall continue to serve as a member of the Company’s Board of Directors (the “Board”) through September 30, 2023, subject to the terms and conditions of the Company’s standard form Director Agreement and Non-Employee Director Compensation Policy. In such role, you shall receive an annual cash payment for services (pro-rated through September 30, 2023), but no future equity grants as a director.”
2.No Other Changes. Except as modified by this First Amendment, the Agreement shall remain in full force and effect.
3.Entire Agreement. This First Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns. This First Amendment, together with the other agreements specifically referenced herein, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all previous oral or written agreements and understandings relating to the subject matter hereof.
4.Governing Law; Dispute Resolution. This First Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of North Carolina, without giving effect to the conflict of laws principles thereof. Any legal action or proceeding with respect to this First Amendment shall be subject to Section 9 of the Agreement.
5.Counterparts. This First Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For all purposes an electronic signature shall be treated as an original.
[Signature Page Follows; Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.
COMPANY:
G1 THERAPEUTICS, INC.
By: /s/ John E. Bailey, Jr.
Name: John E. Bailey, Jr.
Title: President & Chief Executive Officer

ADVISOR:

/s/ Mark. A Velleca, M.D., Ph.D.
Mark A. Velleca, M.D., Ph.D.